Exhibit 22



                        URT INDUSTRIES, INC. SUBSIDIARIES


                Subsidiary                           State of Incorporation
                ----------                           ----------------------

      United Record & Tape Industries, Inc.                  Florida

      Peaches Entertainment Corporation                      Florida